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                                                              Exhibit 10.16.1


                      AMENDMENT TO CONSULTING AGREEMENT

     THIS AMENDMENT TO THE CONSULTING AGREEMENT EFFECTIVE April 16, 1996 ("the Amendment") is made and entered into this 1st day of August, 2000 by and between SeraCare, Inc., a Delaware Corporation (referred herein as the "Corporation") and Sam Anderson (the "Contractor").

WHEREAS, the Corporation previously entered into a consulting agreement effective on April 16, 1996 (the "Consulting Agreement");

AND WHEREAS, on January 29, 1998 the Corporation previously extended the Consulting Agreement for three years through April 15, 2002;

AND WHEREAS, the Corporation hereby wishes to amend the Consulting Agreement again as specified herein;

AND WHEREAS, the Contractor wishes to have the Consulting Agreement amended as specified herein;

Now Therefore, the following amendment to the Consulting Agreement is hereby agreed to by the Corporation:

     1. The consulting fee payable to Mr. Sam Anderson is hereby increased to $70,000. This increase is in lieu of any cash directors fees to which Mr. Anderson is or may become entitled to as a director of SeraCare, Inc.


All other terms, conditions and provisions of the Consulting Agreement shall remain effective throughout the extended term of this Amendment.


SERACARE, INC.

/s/ Jerry L. Burdick
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Jerry L. Burdick
Executive Vice President & CFO